Exhibit 99.1

SL GREEN REALTY CORP. REPORTS
SECOND QUARTER 2025 EPS OF ($0.16) PER SHARE;
AND FFO OF $1.63 PER SHARE

Financial and Operating Highlights
•Net loss attributable to common stockholders of $0.16 per share for the second quarter of 2025 as compared to net loss of $0.04 per share for the same period in 2024.
•Funds from operations ("FFO") of $1.63 per share for the second quarter of 2025, net of negative non-cash fair value adjustments on mark-to-market derivatives of $1.2 million, or $0.02 per share. The Company reported FFO of $2.05 per share for the same period in 2024.
•The Company is increasing its 2025 earnings guidance range for the year ending December 31, 2025 to FFO per share of $5.65 to $5.95, an increase of $0.40 per share at the midpoint, to reflect incremental income generated by the Company's debt and preferred equity portfolio, while maintaining its 2025 net income guidance range of $1.27 to $1.57 per share.
~~•~~Signed 46 Manhattan office leases totaling 541,721 square feet in the second quarter of 2025 and 91 Manhattan office leases totaling 1,143,826 square feet for the first six months of 2025. The mark-to-market on signed Manhattan office leases was 2.4% higher for the second quarter and 0.4% lower for the first six months of 2025 than the previous fully escalated rents on the same spaces.
•Same-store cash net operating income ("NOI"), including the Company's share of same-store cash NOI from unconsolidated joint ventures, decreased 1.0% for the second quarter of 2025 and increased by 0.7% for the first six months of 2025, excluding lease termination income, as compared to the same period in 2024.
•Manhattan same-store office occupancy was 91.4% as of June 30, 2025, inclusive of leases signed but not yet commenced. The Company expects to increase Manhattan same-store office occupancy, inclusive of leases signed but not yet commenced, to 93.2% by December 31, 2025.

Investing Highlights
•The Company's commercial mortgage investment in 522 Fifth Avenue, which had a carrying value of $125.0 million, was repaid for $200.0 million, in addition to interest income recognized on the investment. The repayment generated net proceeds to the Company of $196.6 million.
•Together with our joint venture partner, closed on the sale of 85 Fifth Avenue for a gross asset valuation of $47.0 million. The transaction generated net proceeds to the Company of $3.2 million.
•Exercised our purchase option and closed on the acquisition of our partner's 49.9% interest in 100 Park Avenue for total cash consideration of $14.9 million.
•In July, the Company sold 50.0% of the preferred equity investment in 625 Madison Avenue for $104.9 million. The sales price represented 93.6% of the carrying value of $112.1 million as of June 30, 2025.
Financing Highlights
•An affiliate of the Company and a joint venture partner acquired the debt encumbering 1552-1560 Broadway, which had a total debt claim of $219.5 million, inclusive of $26.4 million of accrued and unpaid interest, for $63.0 million.
Special Servicing and Asset Management Highlights
•The Company's special servicing business increased by $1.3 billion in active assignments, which now totals $6.1 billion, with an additional $10.5 billion for which the Company has been designated as special servicer on assets that are not currently in active special servicing.

NEW YORK, July 16, 2025 - SL Green Realty Corp. (the "Company") (NYSE: SLG) today reported a net loss attributable to common stockholders for the quarter ended June 30, 2025 of $11.1 million, or $0.16 per share, as compared to a net loss of $2.2 million, or $0.04 per share, for the same quarter in 2024.
The Company reported a net loss attributable to common stockholders for the six months ended June 30, 2025 of $32.2 million and $0.47 per share as compared to net income of $11.0 million and $0.16 per share for the same period in 2024. Net loss attributable to common stockholders for the six months ended June 30, 2025 included $30.4 million, or $0.40 per share, of net losses recognized from the sale of real estate interests and non-cash fair value adjustments. Net income for the six months ended June 30, 2024 included $99.2 million, or $1.41 per share, of net losses recognized from the sale of real estate interests and non-cash fair value adjustments.
The Company reported FFO for the quarter ended June 30, 2025 of $124.5 million or $1.63 per share, inclusive of $46.6 million, or $0.61 per share, of income, excluding interest income, related to the repayment of the commercial mortgage investment at 522 Fifth Avenue and net of $14.5 million, or $0.19 per share, of investment reserves and $1.2 million, or $0.02 per share, of negative non-cash fair value adjustments on mark-to-market derivatives. The Company reported FFO of $143.9 million, or $2.05 per share, for the same period in 2024, which included $48.5 million, or $0.69 per share, of gains on discounted debt extinguishments at 280 Park Avenue and 719 Seventh Avenue and $1.4 million, or $0.02 per share, of positive non-cash fair value adjustments on mark-to-market derivatives.
The Company reported FFO for the six months ended June 30, 2025 of $231.1 million and $3.03 per share, inclusive of $71.6 million, or $0.94 per share, of income, excluding interest income, related to the repayment of the commercial mortgage investment at 522 Fifth Avenue and net of $14.5 million, or $0.19 per share, of investment reserves and $4.3 million, or $0.06 per share, of negative non-cash fair value adjustments on mark-to-market derivatives. The Company reported FFO of $359.4 million, or $5.12 per share, for the same period in 2024, which included $190.1 million, or $2.71 per share, of gains on discounted debt extinguishment at 2 Herald Square, 280 Park Avenue, and 719 Seventh Avenue and $6.5 million, or $0.09 per share, of positive non-cash fair value adjustments on mark-to-market derivatives.
All per share amounts are presented on a diluted basis.
Operating and Leasing Activity
Same-store cash NOI, including the Company's share of same-store cash NOI from unconsolidated joint ventures, decreased by 0.1% for the second quarter of 2025, or 1.0% excluding lease termination income, as compared to the same period in 2024.
Same-store cash NOI, including our share of same-store cash NOI from unconsolidated joint ventures, increased by 1.4% for the six months ended June 30, 2025, or 0.7% excluding lease termination income, as compared to the same period in 2024.

During the second quarter of 2025, the Company signed 46 office leases in its Manhattan office portfolio totaling 541,721 square feet. The average rent on the Manhattan office leases signed in the second quarter of 2025 was $90.03 per rentable square foot with an average lease term of 7.8 years and average tenant concessions of 6.3 months of free rent with a tenant improvement allowance of $78.81 per rentable square foot. Thirty-six leases comprising 309,246 square feet, representing office leases on space that had been occupied within the prior twelve months, are considered replacement leases on which mark-to-market is calculated. Those replacement leases had average starting rents of $95.93 per rentable square foot, representing a 2.4% increase over the previous fully escalated rents on the same office spaces.
During the six months ended June 30, 2025, the Company signed 91 office leases in its Manhattan office portfolio totaling 1,143,826 square feet. The average rent on the Manhattan office leases signed in 2025 was $86.52 per rentable square foot with an average lease term of 8.9 years and average tenant concessions of 8.1 months of free rent with a tenant improvement allowance of $87.49 per rentable square foot. Sixty leases comprising 670,377 square feet, representing office leases on space that had been occupied within the prior twelve months, are considered replacement leases on which mark-to-market is calculated. Those replacement leases had average starting rents of $88.58 per rentable square foot, representing a 0.4% decrease over the previous fully escalated rents on the same office spaces.
Occupancy in the Company's Manhattan same-store office portfolio was 91.4% as of June 30, 2025, consistent with the Company's expectations, inclusive of 531,666 square feet of leases signed but not yet commenced, as compared to 91.8% at the end of the previous quarter. The Company expects to increase Manhattan same-store office occupancy, inclusive of leases signed but not yet commenced, to 93.2% by December 31, 2025.
Significant leasing activity in the second quarter includes:
•New lease with Pinterest, Inc. for 82,812 square feet at Eleven Madison Avenue;
•New expansion lease with EQT Partners Inc for 38,358 square feet at 245 Park Avenue;
•Early renewal and expansion with Cohen & Gresser LLP for 37,915 square feet at 800 Third Avenue;
•Early renewal and expansion with AMA Management Services LLC for 35,151 square feet at Worldwide Plaza;
•New lease with Prologis, LP for 29,397 square feet at 461 Fifth Avenue;
•New lease with NNN Ultimate Holdings. LLC for 28,906 square feet at 1185 Avenue of the Americas; and
•New lease with Offit Capital Advisors LLC for 26,400 square feet at 485 Lexington Avenue.

Investment Activity
In May, the Company's commercial mortgage investment in 522 Fifth Avenue, which had a carrying value of $125.0 million, was repaid for $200.0 million, in addition to interest income recognized on the investment. The repayment generated net proceeds to the Company of $196.6 million.
In April, together with its joint venture partner, the Company closed on the sale of 85 Fifth Avenue for a gross asset valuation of $47.0 million. The transaction generated net proceeds to the Company of $3.2 million.
In April, the Company exercised its purchase option and closed on the acquisition of its partner's 49.9% interest in 100 Park Avenue for total cash consideration of $14.9 million.
Debt and Preferred Equity Investment Activity
The carrying value of the Company’s debt and preferred equity portfolio was $525.4 million at June 30, 2025, including $209.7 million representing the Company's share of the preferred equity investment in 625 Madison Avenue that is accounted for as an unconsolidated joint venture. The portfolio had a weighted average current yield of 7.0% as of June 30, 2025, or 7.9% excluding the effect of $63.0 million of investments that are on non-accrual.
During the second quarter of 2025, the Company invested $11.3 million in real estate debt and commercial mortgage-backed securities ("CMBS") and sold CMBS investments with a carrying value of $6.7 million for $8.1 million.
In July, the Company sold 50.0% of the preferred equity investment in 625 Madison Avenue for $104.9 million. The sales price represented 93.6% of the carrying value of $112.1 million as of June 30, 2025.
Financing Activity
In June, an affiliate of the Company and a joint venture partner acquired the debt encumbering 1552-1560 Broadway, which had a total debt claim of $219.5 million, inclusive of $26.4 million of accrued and unpaid interest, for $63.0 million.
Special Servicing and Asset Management Activity
The Company's special servicing business increased by $1.3 billion in active assignments, which now totals $6.1 billion, with an additional $10.5 billion for which the Company has been designated as special servicer on assets that are not currently in active special servicing.
Earnings Guidance
The Company is increasing its 2025 earnings guidance range for the year ending December 31, 2025 to FFO per share of $5.65 to $5.95, an increase of $0.40 per share at the midpoint, to reflect incremental income generated by the Company's debt and preferred equity portfolio, while maintaining its 2025 net income guidance range of $1.27 to $1.57.

Dividends
In the second quarter of 2025, the Company declared:
•Three monthly ordinary dividends on its outstanding common stock of $0.2575 per share, which were paid in cash on May 15, June 16 and July 15, 2025;
•A quarterly dividend on its outstanding 6.50% Series I Cumulative Redeemable Preferred Stock of $0.40625 per share for the period April 15, 2025 through and including July 14, 2025, which was paid in cash on July 15, 2025, and is the equivalent of an annualized dividend of $1.625 per share.
Conference Call and Audio Webcast
The Company's executive management team, led by Marc Holliday, Chairman and Chief Executive Officer, will host a conference call and audio webcast on Thursday, July 17, 2025, at 2:00 p.m. ET to discuss the financial results.
Supplemental data will be available prior to the quarterly conference call in the Investors section of the SL Green Realty Corp. website at www.slgreen.com under “Financial Reports.”
The live conference call will be webcast in listen-only mode and a replay will be available in the Investors section of the SL Green Realty Corp. website at www.slgreen.com under “Presentations & Webcasts.”
Research analysts who wish to participate in the conference call must first register at https://register-conf.media-server.com/register/BI0e3732b28c9b475bae122f40d1054549.
Company Profile
SL Green Realty Corp., Manhattan's largest office landlord, is a fully integrated real estate investment trust, or REIT, that is focused primarily on acquiring, managing and maximizing the value of Manhattan commercial properties. As of June 30, 2025, SL Green held interests in 53 buildings totaling 30.7 million square feet. This included ownership interests in 27.2 million square feet of Manhattan buildings and 2.7 million square feet securing debt and preferred equity investments.
To obtain the latest news releases and other Company information, please visit our website at www.slgreen.com or contact Investor Relations at investor.relations@slgreen.com.

Disclaimers
Non-GAAP Financial Measures
During the quarterly conference call, the Company may discuss non-GAAP financial measures as defined by SEC Regulation G. In addition, the Company has used non-GAAP financial measures in this press release. A reconciliation of each non-GAAP financial measure and the comparable GAAP financial measure can be found in this release and in the Company’s Supplemental Package.

Forward-looking Statements
This press release includes certain statements that may be deemed to be "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and are intended to be covered by the safe harbor provisions thereof. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that we expect, believe or anticipate will or may occur in the future, including such matters as future capital expenditures, dividends and acquisitions (including the amount and nature thereof), development trends of the real estate industry and the New York metropolitan area markets, occupancy, business strategies, expansion and growth of our operations and other similar matters, are forward-looking statements. These forward-looking statements are based on certain assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions, expected future developments and other factors we believe are appropriate. Forward-looking statements are not guarantees of future performance and actual results or developments may differ materially, and we caution you not to place undue reliance on such statements. Forward-looking statements are generally identifiable by the use of the words "may," "will," "should," "expect," "anticipate," "estimate," "believe," "intend," "project," "continue," or the negative of these words, or other similar words or terms.

Forward-looking statements contained in this press release are subject to a number of risks and uncertainties, many of which are beyond our control, that may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by forward-looking statements made by us. Factors and risks to our business that could cause actual results to differ from those contained in the forward-looking statements include risks and uncertainties described in our filings with the Securities and Exchange Commission. Except to the extent required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of future events, new information or otherwise.

SL GREEN REALTY CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited and in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
Revenues:	2025	2024	2025	2024

Rental revenue, net	$147,535	$135,563	$292,053	$263,766
Escalation and reimbursement revenues	17,702	15,069	36,203	28,370
SUMMIT Operator revenue	31,007	32,602	53,541	58,206
Investment income	6,339	6,191	22,453	13,594
Interest income from real estate loans held by consolidated securitization vehicles	21,049	—	37,030	—
Other income	18,284	33,395	40,482	46,766
Total revenues	241,916	222,820	481,762	410,702
Expenses:
Operating expenses, including related party expenses of $0 and $3 in 2025 and $0 and $0 in 2024	51,105	46,333	107,167	89,941
Real estate taxes	37,750	32,058	74,967	63,664
Operating lease rent	6,105	6,368	12,211	12,773
SUMMIT Operator expenses	24,847	23,188	46,611	45,046
Interest expense, net of interest income	45,318	35,803	90,999	66,976
Amortization of deferred financing costs	1,742	1,677	3,429	3,216
SUMMIT Operator tax expense	1,547	1,855	1,502	560
Interest expense on senior obligations of consolidated securitization vehicles	21,017	—	34,989	—
Depreciation and amortization	60,160	52,247	124,658	100,831
Loan loss and other investment reserves, net of recoveries	(46,287)	—	(71,326)	—
Transaction related costs	177	76	472	92
Marketing, general and administrative	21,579	20,032	43,303	41,345
Total expenses	225,060	219,637	468,982	424,444

Equity in net (loss) income from unconsolidated joint ventures	(22,775)	4,325	(21,605)	115,485
Income from debt fund investments, net	600	—	600	—
Equity in net (loss) gain on sale of interest in unconsolidated joint venture/real estate	(1,946)	(8,129)	(1,946)	18,635
Purchase price and other fair value adjustments	(9,617)	1,265	(19,228)	(49,227)
Loss on sale of real estate, net	(167)	(2,741)	(649)	(2,741)
Depreciable real estate reserves	—	(13,721)	(8,546)	(65,839)
Gain on sale of marketable securities	10,232	—	10,232	—
Gain on early extinguishment of debt	—	17,777	—	17,777
Net (loss) income	(6,817)	1,959	(28,362)	20,348
Net loss attributable to noncontrolling interests:
Noncontrolling interests in the Operating Partnership	775	153	2,240	(748)
Noncontrolling interests in other partnerships	840	1,871	5,737	3,165
Preferred units distributions	(2,153)	(2,406)	(4,307)	(4,309)
Net (loss) income attributable to SL Green	(7,355)	1,577	(24,692)	18,456
Perpetual preferred stock dividends	(3,737)	(3,737)	(7,475)	(7,475)
Net (loss) income attributable to SL Green common stockholders	$(11,092)	$(2,160)	$(32,167)	$10,981
Earnings Per Share (EPS)
Basic (loss) earnings per share	$(0.16)	$(0.04)	$(0.47)	$0.16
Diluted (loss) earnings per share	$(0.16)	$(0.04)	$(0.47)	$0.16

Funds From Operations (FFO)
Basic FFO per share	$1.67	$2.08	$3.10	$5.19
Diluted FFO per share	$1.63	$2.05	$3.03	$5.12

Basic ownership interest
Weighted average REIT common shares for net income per share	70,436	64,353	70,430	64,340
Weighted average partnership units held by noncontrolling interests	4,019	4,387	4,061	4,413
Basic weighted average shares and units outstanding	74,455	68,740	74,491	68,753

Diluted ownership interest
Weighted average REIT common share and common share equivalents	72,259	65,793	72,306	65,724
Weighted average partnership units held by noncontrolling interests	4,019	4,387	4,061	4,413
Diluted weighted average shares and units outstanding	76,278	70,180	76,367	70,137

SL GREEN REALTY CORP.
CONSOLIDATED BALANCE SHEETS
(unaudited and in thousands, except per share data)

	June 30,	December 31,
	2025	2024
Assets
Commercial real estate properties, at cost:
Land and land interests	$1,448,504	$1,357,041
Building and improvements	3,867,078	3,862,224
Building leasehold and improvements	1,415,754	1,388,476
	6,731,336	6,607,741
Less: accumulated depreciation	(2,220,242)	(2,126,081)
	4,511,094	4,481,660
Cash and cash equivalents	182,912	184,294
Restricted cash	159,905	147,344
Investment in marketable securities	17,151	22,812
Tenant and other receivables	44,444	44,055
Related party receivables	12,030	26,865
Deferred rents receivable	267,046	266,428
Debt and preferred equity investments, net of discounts and deferred origination fees of $413 and $1,618 in 2025 and 2024, respectively, and allowances of $454 and $13,520 in 2025 and 2024, respectively	315,684	303,726
Investments in unconsolidated joint ventures	2,701,382	2,690,138
Debt fund investments, at fair value	41,356	—
Deferred costs, net	117,964	117,132
Right-of-use assets - operating leases	875,379	865,639
Real estate loans held by consolidated securitization vehicles (includes $1,431,362 and $584,134 at fair value as of June 30, 2025 and December 31, 2024, respectively)	1,431,362	709,095
Other assets	574,620	610,911
Total assets	$11,252,329	$10,470,099

Liabilities
Mortgages and other loans payable	$2,043,402	$1,951,024
Revolving credit facility	360,000	320,000
Unsecured term loan	1,150,000	1,150,000
Unsecured notes	100,000	100,000
Deferred financing costs, net	(13,788)	(14,242)
Total debt, net of deferred financing costs	3,639,614	3,506,782
Accrued interest payable	16,066	16,527
Accounts payable and accrued expenses	130,656	122,674
Deferred revenue	158,111	164,887
Lease liability - financing leases	107,513	106,853
Lease liability - operating leases	814,088	810,989
Dividend and distributions payable	22,150	21,816
Security deposits	60,825	60,331
Junior subordinate deferrable interest debentures held by trusts that issued trust preferred securities	100,000	100,000
Senior obligations of consolidated securitization vehicles (includes $1,431,362 and $567,487 at fair value as of June 30, 2025 and December 31, 2024, respectively)	1,431,362	590,131
Other liabilities (includes $248,992 and $251,096 at fair value as of June 30, 2025 and December 31, 2024, respectively)	409,549	414,153
Total liabilities	6,889,934	5,915,143

Commitments and contingencies
Noncontrolling interests in Operating Partnership	287,151	288,941
Preferred units and redeemable equity	195,141	196,064

Equity
SL Green stockholders' equity:
Series I Preferred Stock, $0.01 par value, $25.00 liquidation preference, issued and outstanding at both June 30, 2025 and December 31, 2024	221,932	221,932
Common stock, $0.01 par value 160,000 shares authorized, 71,025 and 71,097 issued and outstanding at June 30, 2025 and December 31, 2024, respectively	710	711
Additional paid-in capital	4,198,303	4,159,562
Accumulated other comprehensive (loss) income	(16,324)	18,196
Retained deficit	(613,117)	(449,101)
Total SL Green Realty Corp. stockholders’ equity	3,791,504	3,951,300
Noncontrolling interests in other partnerships	88,599	118,651
Total equity	3,880,103	4,069,951
Total liabilities and equity	$11,252,329	$10,470,099

SL GREEN REALTY CORP.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(unaudited and in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
Funds From Operations (FFO) Reconciliation:	2025	2024	2025	2024

Net (loss) income attributable to SL Green common stockholders	$(11,092)	$(2,160)	$(32,167)	$10,981
Add:
Depreciation and amortization	60,160	52,247	124,658	100,831
Joint venture depreciation and noncontrolling interest adjustments	68,003	72,238	121,364	146,496
Net loss attributable to noncontrolling interests	(1,615)	(2,024)	(7,977)	(2,417)
Less:
Equity in net (loss) gain on sale of interest in unconsolidated joint venture/real estate	(1,946)	(8,129)	(1,946)	18,635
Purchase price and other fair value adjustments	(8,399)	(50)	(14,943)	(55,702)
Loss on sale of real estate, net	(167)	(2,741)	(649)	(2,741)
Depreciable real estate reserves	—	(13,721)	(8,546)	(65,839)
Depreciable real estate reserves in unconsolidated joint venture	—	—	(1,780)	—
Depreciation on non-rental real estate assets	1,421	1,000	2,684	2,153
FFO attributable to SL Green common stockholders and unit holders	$124,547	$143,942	$231,058	$359,385

SL GREEN REALTY CORP.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(unaudited and in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
Operating income and Same-store NOI Reconciliation:	2025	2024	2025	2024

Net (loss) income	$(6,817)	$1,959	$(28,362)	$20,348

Depreciable real estate reserves	—	13,721	8,546	65,839
Loss on sale of real estate, net	167	2,741	649	2,741
Purchase price and other fair value adjustments	9,617	(1,265)	19,228	49,227
Equity in net loss (gain) on sale of interest in unconsolidated joint venture/real estate	1,946	8,129	1,946	(18,635)
Gain on sale of marketable securities	(10,232)	—	(10,232)	—
Depreciation and amortization	60,160	52,247	124,658	100,831
SUMMIT Operator tax expense	1,547	1,855	1,502	560
Amortization of deferred financing costs	1,742	1,677	3,429	3,216
Interest expense, net of interest income	45,318	35,803	90,999	66,976
Interest expense on senior obligations of consolidated securitization vehicles	21,017	—	34,989	—
Operating income	124,465	116,867	247,352	291,103

Equity in net loss (income) from unconsolidated joint ventures	22,775	(4,325)	21,605	(115,485)
Income from debt fund investments, net	(600)	—	(600)	—
Marketing, general and administrative expense	21,579	20,032	43,303	41,345
Transaction related costs	177	76	472	92
Loan loss and other investment reserves, net of recoveries	(46,287)	—	(71,326)	—
SUMMIT Operator expenses	24,847	23,188	46,611	45,046
Gain on early extinguishment of debt	—	(17,777)	—	(17,777)
Investment income	(6,339)	(6,191)	(22,453)	(13,594)
Interest income from real estate loans held by consolidated securitization vehicles	(21,049)	—	(37,030)	—
SUMMIT Operator revenue	(31,007)	(32,602)	(53,541)	(58,206)
Non-building revenue	(9,647)	(25,714)	(20,135)	(30,763)
Net operating income (NOI)	78,914	73,554	154,258	141,761

Equity in net (loss) income from unconsolidated joint ventures	(22,775)	4,325	(21,605)	115,485
SLG share of unconsolidated JV depreciable real estate reserves	—	—	1,780	—
SLG share of unconsolidated JV depreciation and amortization	65,153	70,652	128,228	140,098
SLG share of unconsolidated JV amortization of deferred financing costs	3,107	2,367	6,298	5,462
SLG share of unconsolidated JV interest expense, net of interest income	64,290	69,280	127,255	142,083
SLG share of unconsolidated JV gain on early extinguishment of debt	—	(30,705)	—	(172,369)
SLG share of unconsolidated JV investment income	(5,059)	(1,720)	(9,977)	(1,720)
SLG share of unconsolidated JV loan loss and other investment reserves, net of recoveries	14,531	—	14,531
SLG share of unconsolidated JV non-building revenue	(2,280)	(1,623)	(3,572)	(2,124)
NOI including SLG share of unconsolidated JVs	195,881	186,130	397,196	368,676

NOI from other properties/affiliates	(25,108)	(24,075)	(62,984)	(45,163)
Same-Store NOI	170,773	162,055	334,212	323,513

Straight-line and free rent	(493)	2,162	148	(1,368)
Amortization of acquired above and below-market leases, net	709	41	1,436	91
Operating lease straight-line adjustment	204	204	408	408
SLG share of unconsolidated JV straight-line and free rent	(8,776)	(2,149)	(13,894)	(4,915)
SLG share of unconsolidated JV amortization of acquired above and below-market leases, net	(6,516)	(6,287)	(12,910)	(12,572)
Same-store cash NOI	$155,901	$156,026	$309,400	$305,157

Lease termination income	(365)	(1,184)	(4,720)	(2,233)
SLG share of unconsolidated JV lease termination income	(2,204)	—	(2,227)	(2,717)
Same-store cash NOI excluding lease termination income	$153,332	$154,842	$302,453	$300,207

SL GREEN REALTY CORP.
NON-GAAP FINANCIAL MEASURES - DISCLOSURES
Funds from Operations (FFO)
FFO is a widely recognized non-GAAP financial measure of REIT performance. The Company computes FFO in accordance with standards established by the National Association of Real Estate Investment Trusts, or NAREIT, which may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than the Company does. The revised White Paper on FFO approved by the Board of Governors of NAREIT in April 2002, and subsequently amended in December 2018, defines FFO as net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales of properties, and real estate related impairment charges, plus real estate related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures.
The Company presents FFO because it considers it an important supplemental measure of the Company’s operating performance and believes that it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, particularly those that own and operate commercial office properties. The Company also uses FFO as one of several criteria to determine performance-based compensation for members of its senior management. FFO is intended to exclude GAAP historical cost depreciation and amortization of real estate and related assets, which assumes that the value of real estate assets diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. Because FFO excludes depreciation and amortization unique to real estate, gains and losses from property dispositions, and real estate related impairment charges, it provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, and interest costs, providing perspective not immediately apparent from net income. FFO does not represent cash generated from operating activities in accordance with GAAP and should not be considered as an alternative to net income (determined in accordance with GAAP), as an indication of the Company’s financial performance or to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company’s liquidity, nor is it indicative of funds available to fund the Company’s cash needs, including the Company's ability to make cash distributions.
Funds Available for Distribution (FAD)
FAD is a non-GAAP financial measure that is calculated as FFO plus non-real estate depreciation, allowance for straight line credit loss, adjustment for straight line operating lease rent, non-cash deferred compensation, and pro-rata adjustments for these items from the Company's unconsolidated JVs, less straight line rental income, free rent net of amortization, second cycle tenant improvement and leasing costs, and recurring capital expenditures.
FAD is not intended to represent cash flow for the period and is not indicative of cash flow provided by operating activities as determined in accordance with GAAP. FAD is presented solely as a supplemental disclosure with respect to liquidity. Because all companies do not calculate FAD the same way, the presentation of FAD may not be comparable to similarly titled measures of other companies. FAD does not represent cash flow from operating, investing and finance activities in accordance with GAAP and should not be considered as an alternative to net income (determined in accordance with GAAP), as an indication of the Company’s financial performance, as an alternative to net cash flows from operating activities (determined in accordance with GAAP), or as a measure of the Company’s liquidity.
Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (EBITDAre)
EBITDAre is a non-GAAP financial measure. The Company computes EBITDAre in accordance with standards established by NAREIT, which may not be comparable to EBITDAre reported by other REITs that do not compute EBITDAre in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than the Company does. The White Paper on EBITDAre approved by the Board of Governors of NAREIT in September 2017 defines EBITDAre as net income (loss) (computed in accordance with Generally Accepted Accounting Principles, or GAAP), plus interest expense, plus income tax expense, plus depreciation and amortization, plus (minus) losses and gains on the disposition of depreciated property, plus impairment write-downs of depreciated property and investments in unconsolidated joint ventures, plus adjustments to reflect the entity's share of EBITDAre of unconsolidated joint ventures.
The Company presents EBITDAre because the Company believes that EBITDAre, along with cash flow from operating activities, investing activities and financing activities, provides investors with an additional indicator of the Company’s ability to incur and service debt. EBITDAre should not be considered as an alternative to net income (determined in accordance with GAAP), as an indication of the Company’s financial performance, as an alternative to net cash flows from operating activities (determined in accordance with GAAP), or as a measure of the Company’s liquidity.
Net Operating Income (NOI) and Cash NOI
NOI is a non-GAAP financial measure that is calculated as operating income before transaction related costs, gains/losses on early extinguishment of debt, marketing general and administrative expenses and non-real estate revenue. Cash NOI is also a non-GAAP financial measure that is calculated by subtracting free rent (net of amortization), straight-line rent, and the amortization of acquired above and below-market leases from NOI, while adding operating lease straight-line adjustment and the allowance for straight-line tenant credit loss.
The Company presents NOI and Cash NOI because the Company believes that these measures, when taken together with the corresponding GAAP financial measures and reconciliations, provide investors with meaningful information regarding the operating performance of properties. When operating performance is compared across multiple periods, the investor is provided with information not immediately apparent from net income that is determined in accordance with GAAP. NOI and Cash NOI provide information on trends in the revenue generated and expenses incurred in operating the Company's properties, unaffected by the cost of leverage, straight-line adjustments, depreciation, amortization, and other net income components. The Company uses these metrics internally as performance measures. None of these measures is an alternative to net income (determined in accordance with GAAP) and same-store performance should not be considered an alternative to GAAP net income performance.
Coverage Ratios
The Company presents fixed charge and debt service coverage ratios to provide a measure of the Company’s financial flexibility to service current debt amortization, interest expense and operating lease rent from current cash net operating income. These coverage ratios represent a common measure of the Company’s ability to service fixed cash payments; however, these ratios are not used as an alternative to cash flow from operating, financing and investing activities (determined in accordance with GAAP).
SLG-EARN